Exhibit 99.3

Oakwood Bancshares, Inc.

8411 Preston Road, Suite 600, LB 35

Dallas, Texas 75225

Attention: Secretary

OAKWOOD BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 27, 2024

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OAKWOOD BANCSHARES, INC. (“OAKWOOD”). The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying proxy statement/prospectus regarding the Special Meeting of Shareholders of Oakwood to be held on August 27, 2024 (the “Oakwood special meeting”), and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints Roy J. Salley and Suzanne C. Salls, and each of them, jointly and severally, with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of Oakwood that the undersigned would be entitled to vote if personally present at the Oakwood special meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the Oakwood merger proposal (as defined below), (ii) “FOR” approval of the Oakwood adjournment proposal (as defined below), and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Oakwood special meeting. If you vote to “ABSTAIN” regarding the Oakwood merger proposal, it will have the same effect as an “AGAINST” vote with respect to the Oakwood merger proposal. You may revoke this proxy at any time prior to the vote of the shareholders at the Oakwood special meeting.

The Board of Directors recommends a vote “FOR” the Oakwood merger proposal and “FOR” the Oakwood adjournment proposal.

1.    To approve and adopt the Agreement and Plan of Reorganization, dated April 25, 2024, by and between Business First Bancshares, Inc. (“Business First”) and Oakwood, pursuant to which Oakwood will merge with and into Business First (the “merger”), with Business First surviving the merger, and approve the transactions contemplated thereby, including the merger, each as more fully described in the accompanying proxy statement/prospectus (the “Oakwood merger proposal”).

	☐	FOR	☐	AGAINST	☐	ABSTAIN

2. To adjourn the Oakwood special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Oakwood merger proposal (the “Oakwood adjournment proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Oakwood special meeting and any adjournments thereof.

[signature page follows]

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. If stock certificates are titled in different legal names, a separate proxy should be completed and signed for each legal holder. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the shareholder is an individual, the shareholder or the shareholder’s authorized representative shall date and sign the signature block directly below.

Dated: _______________, 2024
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the shareholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the shareholder shall date and sign the signature block directly below.

Dated: _______________, 2024
Legal Name of Entity

By:
Name: Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

Oakwood Bancshares, Inc.

8411 Preston Road, Suite 600, LB 35

Dallas, Texas 75225

Attention: Secretary